                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                February 26, 2004

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
             (Exact name of registrant as specified in its charter)


         MARYLAND                       000-50398                          20-0118736
(State or other jurisdiction      (Commission File Number)     (I.R.S. Employer Identification No.)
of incorporation)


                         8 SOUND SHORE DRIVE, SUITE 215
                               GREENWICH, CT 06830
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (203) 661-3122

ITEM 5.  OTHER EVENTS.

         Technology Investment Capital Corp. (Nasdaq: TICC) announced on February 27, 2004 that it has engaged the independent financial advisory firm of Houlihan Lokey Howard & Zukin ("Houlihan Lokey") to provide quarterly a written report expressing its conclusions as to the fair value of each of TICC's portfolio companies as of the close of the quarter. Houlihan Lokey's conclusions will be reported directly to the Valuation Committee of TICC's Board of Directors in connection with the determination of the fair value of the portfolio securities. TICC's Board of Directors will make the final determination of fair value of TICC's portfolio.

         Additionally, following the previously announced integration of all of TICC's investment professionals, and the exclusive employment relationship TICC's advisor has entered with its Chief Transaction Officer, Lee Stern, TICC and Hill Street Advisors, LLC have mutually agreed to terminate the sub-advisory agreement between them effective February 26, 2004.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    March 1, 2004 TECHNOLOGY INVESTMENT CAPITAL CORP.



                                         By: /s/ Saul B. Rosenthal
                                             -----------------------------------
                                             Saul B. Rosenthal
                                             Chief Operating Officer



                                       3